UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Eagle Point Credit Company Inc.

(Exact name of Registrant as specified in its charter)

Delaware	811-22974	47-2215998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ECC	New York Stock Exchange
7.75% Series B Term Preferred Stock due 2026	ECCB	New York Stock Exchange
6.50% Series C Term Preferred Stock due 2031	ECCC	New York Stock Exchange
6.75% Notes due 2027	ECCY	New York Stock Exchange
6.6875% Notes due 2028	ECCX	New York Stock Exchange
6.75% Notes due 2031	ECCW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2021, Eagle Point Credit Company Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Eagle Point Credit Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein, in connection with the issuance and sale of 1,000,000 shares (the “Offering”) of the Company’s 6.75% Series D Preferred Stock (the “Series D Term Preferred Stock”). The closing of the Offering is expected to occur on November 29, 2021, subject to customary closing conditions. The representative of the underwriters in the Offering may exercise an option to purchase up to an additional 150,000 shares of Series D Preferred Stock within 30 days of November 19, 2021.

The Series D Preferred Stock are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “ECC PRD”.

The Offering was made pursuant to a registration statement on Form N-2 (333-237586), filed with the Securities and Exchange Commission (the “Commission”).

In connection with the Offering, on November 24, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of 6.75% Series D Preferred Stock (the “Certificate of Designation for the Series D Preferred Stock”), designating a total of 3,500,000 Series D Preferred Stock.

The foregoing description of the terms of the Underwriting Agreement and the Certificate of Designation for the Series D Preferred Stock are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Certificate of Designation for the Series D Preferred Stock, copies of which are filed as Exhibits 1.1 and 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

Series D Preferred Stock

On November 24, 2021, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designation for the Series D Preferred Stock, which designates a total of 3,500,000 as Series D Preferred Stock, with the following terms:

Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company’s affairs, holders of Series D Preferred Stock will be entitled to receive a liquidation distribution equal to the liquidation preference of $25 per share (the “Liquidation Preference”), plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the payment date.

Dividends. The Company intends to pay monthly dividends on the Series D Preferred Stock at a fixed annual rate of 6.75% of the Liquidation Preference ($1.6875 per share per year) (the “Dividend Rate”). The board of directors may determine not to pay, or may be precluded from paying, such dividends if the board of directors believes it is not in the best interest of the Company’s stockholders or if the Company fails to maintain the asset coverage required by the 1940 Act. If the Company fails to pay any dividend on the payment date for such dividend, the Dividend Rate will increase by 2% per annum until the Company redeems the Series D Preferred Stock or pays the dividend, as applicable. The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each share of Series D Preferred Stock will be payable monthly, when, as and if declared, or under authority granted, by the board of directors out of funds legally available for such payment. With respect to the first four dividend periods, dividends of the shares of Series D Preferred Stock offered pursuant to this prospectus supplement will be paid on December 31, 2021, January 31, 2022, February 28, 2022 and March 31, 2021 to holders of record of such Series D Preferred Stock as their names appear on the Company’s registration books at the close of business on December 13, 2021, January 11, 2022, February 8, 2022 and March 11, 2022, respectively.

The Company cannot effect any modification of or repeal the Company’s obligation to redeem the Series D Preferred Stock without the prior unanimous approval of the holders of the Series D Preferred Stock.

Ranking. The Series D Preferred Stock will be senior securities that constitute capital stock. The Series D Preferred Stock will rank:

●	senior to shares of the Company’s common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of the Company’s affairs;
●	equal in priority with all other series of preferred stock the Company has issued or may issue in the future (including the 7.75% Series B Term Preferred Stock due 2026 (the “Series B Term Preferred Stock”) and the 6.50% Series C Term Preferred Stock due 2031 (the “Series C Term Preferred Stock”)), as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of the Company’s affairs; and
●	subordinate in right of payment to the holders of the Company’s existing and future senior indebtedness (including the 6.75% notes due 2027, the 6.6875% notes due 2028 and the 6.75% notes due 2031).

Subject to the asset coverage requirements of the Investment Company Act of 1940, as amended, the Company may issue additional series of preferred stock (or additional shares of the Series D Preferred Stock), but the Company may not issue additional classes of capital stock that rank senior or junior to the Series D Preferred Stock as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of the Company’s affairs.

Optional Redemption. At any time on or after November 29, 2026, the Company may, in its sole option, redeem the outstanding shares of Series D Preferred Stock in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Voting Rights. Except as otherwise provided in the Company’s certificate of incorporation or as otherwise required by law, (1) each holder of Series D Preferred Stock will be entitled to one vote for each share of Series D Preferred Stock held on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding preferred stock, including the Series B Term Preferred Stock, Series C Term Preferred Stock and Series D Preferred Stock, and common stock will vote together as a single class; provided that holders of preferred stock (including the Series B Term Preferred Stock, Series C Term Preferred Stock and Series D Preferred Stock) voting separately as a class, will be entitled to elect two (2) of the Company’s directors (the “Preferred Directors”) and, if the Company fails to pay dividends on any outstanding shares of preferred stock, including the Series D Preferred Stock, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of the Company’s directors. One of the Preferred Directors will be up for election in 2022, and the other Preferred Director will be up for election in 2023.

Holders of shares of the Series D Preferred Stock will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series D Preferred Stock.

Transfer Agent and Paying Agent. American Stock Transfer & Trust Company, LLC will act as the transfer agent and registrar and redemption and paying agent in respect of the Series D Preferred Stock.

The foregoing description of the terms pertaining to the Series D Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Series D Preferred Stock, a copy of which is filed as Exhibit 3.1, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
1.1	Underwriting Agreement, dated November 19, 2021, by and among the Company, Eagle Point Credit Management LLC, Eagle Point Administration LLC and Ladenburg Thalmann & Co. Inc.
3.1	Certificate of Designation of 6.75% Series D Preferred Stock.
5.1	Opinion of Dechert LLP.
23.1	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Eagle Point Credit Company Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Credit Company Inc.

Date: November 24, 2021	By:	/s/ Thomas P. Majewski
Thomas P. Majewski
Chief Executive Officer